Exhibit 99.1

Williams Partners Advises Unitholders to Reference News Today From Its General Partner, Williams (NYSE:WMB)

Sunday, June 21, 2015 6:19 pm EDT

TULSA, Okla.—(BUSINESS WIRE)—Williams Partners L.P. (NYSE:WPZ) advised its unitholders to reference news issued today by Williams (NYSE:WMB), the owner of our general partner. Williams today announced that its Board of Directors has authorized a process to explore a range of strategic alternatives following receipt of an unsolicited proposal to acquire Williams in an all-equity transaction at a stated per share price of $64.00. The unsolicited proposal was contingent on the termination of Williams’ pending acquisition of Williams Partners.

With the assistance of its outside financial and legal advisors, the Williams Board carefully considered the unsolicited proposal and determined that it significantly undervalues Williams and would not deliver value commensurate with what Williams expects to achieve on a standalone basis and through other growth initiatives, including the pending acquisition of Williams Partners.

Important Information:

This document includes important information about an agreement for the acquisition by The Williams Companies, Inc. of all publicly common units of Williams Partners L.P. Williams and Williams Partners security holders are urged to read the joint solicitation statement/prospectus regarding the proposed transaction when it becomes available because it will contain important information. Investors will be able to obtain a free copy of the joint solicitation statement/prospectus, as well as other filings containing information about the proposed transaction, without charge, at the Securities and Exchange Commission’s internet site (http://www.sec.gov). Copies of the joint solicitation statement/prospectus and the filings with the Securities and Exchange Commission that will be incorporated by reference in the joint solicitation statement/prospectus can also be obtained, without charge, by directing a request either to The Williams Companies, Inc., One Williams Center, Tulsa, Oklahoma 74172, Attention: Investor Relations or to Williams Partners L.P., One Williams Center, Tulsa, Oklahoma 74172, Attention: Investor Relations.

The respective directors and executive officers of Williams and Williams Partners may be deemed to be “participants” (as defined in Schedule 14A under the Exchange Act) in respect of the proposed transaction. Information about Williams’ directors and executive officers is available in Williams’ annual report on Form 10-K for the fiscal year ended December 31, 2014, filed with the SEC on February 25, 2015. Information about Williams Partners’ directors and executive officers is available in WPZ’s annual report on Form 10-K for the fiscal year ended December 31, 2014 filed with the SEC on February 25, 2015. Other information regarding the participants in the solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint solicitation statement/prospectus and other relevant materials to be filed with the Securities and Exchange Commission when they become available.

This document shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

About Williams Partners

Williams Partners (NYSE: WPZ) is an industry-leading, large-cap natural gas infrastructure master limited partnership with a strong growth outlook and major positions in key U.S. supply basins and also in Canada. Williams Partners has operations across the natural gas value chain from gathering, processing and interstate transportation of natural gas and natural gas liquids to petchem production of ethylene, propylene and other olefins. Williams Partners owns and operates more than 33,000 miles of pipelines system wide – including the nation’s largest volume and fastest growing pipeline – providing natural gas for clean-power generation, heating and industrial use. Williams Partners’ operations touch approximately 30 percent of U.S. natural gas. Tulsa, Okla.-based Williams (NYSE: WMB), a premier provider of large-scale North American natural gas infrastructure, owns 60 percent of Williams Partners, including all of the 2 percent general-partner interest. www.williams.com

Portions of this document may constitute “forward-looking statements” as defined by federal law. Although the partnership believes any such statements are based on reasonable assumptions, there is no assurance that actual outcomes will not be materially different. Any such statements are made in reliance on the “safe harbor” protections provided under the Private Securities Reform Act of 1995. Additional information about issues that could lead to material changes in performance is contained in the partnership’s annual reports filed with the Securities and Exchange Commission.

Contact:

Williams Partners

Media Contact:

Tom Droege, 918-573-4034

or

Investor Contacts:

John Porter, 918-573-0797

or

Brett Krieg, 918-573-4614

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